Exhibit (E)(12)

PROMISSORY NOTE

Amount $462,330.00	Los Angeles, California

Due Data: June 7, 1999	June 7, l996

     FOR VALUE RECEIVED, the undersigned, Calprop Corporation, a California Corporation, (“Calprop” or “Maker”) hereby promises to pay to the order of John Curci, Trustee of the Curci Revocable Trust No. 2, or order, (“Holder” or “Curci”), at P.O. Box 1549, Newport Beach, CA 92659-1549, or at such other location as Holder may, from time to time, designate in writing, the principal sum of FOUR HUNDRED SIXTY TWO THOUSAND THREE HUNDRED THIRTY DOLLARS ($462,330.00) together with interest, commencing June 7, 1996 at the rate of Ten Percent (10%) per annum (based on a 365 day year and charged on the basis of actual days elapsed), payable as follows:

     A.      Interest only payments shall be payable quarterly as they accrue on the principal from time to time outstanding, commencing on the Seventh (7th) day of June, 1996 and continuing on the first day of each consecutive quarter thereafter. Said quarters to commence on October 1, January 1, April 1 and July 1 with the first payment to be made on October 1, 1996.

     B.      Except as otherwise provided herein, all outstanding principal and accrued interest shall be due and payable on the Seventh (7th) day of June, 1999, (the “Maturity Date”).

     IN ADDITION TO CALPROP’S PROMISE TO PAY AS SET FORTH ABOVE, CALPROP AGREES AS FOLLOWS

     1.      Each payment shall be credited first to any late charges, expenses, premiums, penalties or fees due hereunder, next to interest then due and the remainder on principal, and interest shall cease upon the principal so credited. Should interest not be so paid, it shall thereafter bear like Interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law.

     2.      The failure of Calprop to make the payment of any installment of principal and/or Interest on this note within ten (10) days after the date such payment is due shall constitute an event of default under the note.

     3.      Upon the occurrence of any event of default, the entire unpaid balance of principal on this note, together with all accrued interest thereon, shall be due and payable, either immediately or at any time during the continuance of such event of default at the option of Holder.

     4.      Calprop acknowledges that late payment to Holder will cause Holder to incur costs not contemplated by this transaction, the exact amount of such costs being difficult and impracticable to assess. Therefore, if any installment of interest or principal, including payments due on maturity, is not received by Holder within ten (10) days after the date such payment is due, Calprop shall pay to Holder an additional sum of six percent (6%) of the overdue installment amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Holder will incur by reason of late payment. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other remedies available to Holder.

     5.      This Promissory Note represents an evidence of indebtedness as defined in California Corporations Code Section 25111. Calprop represent and warrants to Curci that Calprop has its common stock listed on the American Stock Exchange, a national securities exchange.

     6.      Nothing is this Promissory Note is intended to form a partnership, joint venture or tenants in common nor require Curci to participate in costs, liabilities expenses, or losses to Calprop.

     7.      If an attorney Is engaged by either party to enforce or construe any provision of this Promissory Note, or as a consequence of any Default or event of Default with or without the filing of any legal action or proceeding, then the prevailing party shall immediately be entitled, on demand, to all attorneys’ fees and all other costs incurred by said party. If an action is commenced by either party, the prevailing party shall be entitled to a judgment for reasonable attorney fees and costs.

     8.      Time is of the essence of each obligation of Calprop hereunder.

     9.      This Promissory Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note on the day and year set forth above at Los Angeles, California.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch
Ronald S. Petch, President

By:	/s/ Mark F. Spiro
Mark F. Spiro, Chief Financial Office

AMENDMENT NO. ONE (1) TO PROMISSORY NOTE

     This Amendment No. One (1) to Promissory Note (the “First Amendment”) is entered into and is to be effective this 7th day of June, 1999 with respect to the Promissory Note in favor of JOHN CURCI, TRUSTEE OF THE CURCI REVOCABLE TRUST NO. 2, (the “Holder”) in the original principal amount of $462,330.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and is based upon the following facts:

RECITALS

     A.      On June 7, 1996, CALPROP CORPORATION, a California Corporation, executed the Promissory Note in the principal amount of $462,330.00 at Los Angeles, California in favor of JOHN CURCI, TRUSTEE OF THE CURCI REVOCABLE TRUST NO. 2. A copy of the Promissory Note is attached hereto and marked Exhibit “A”;

     B.      The parties hereto now wish to amend the Promissory Note to provide for an extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and JOHN CURCI, TRUSTEE OF THE CURCI REVOCABLE TRUST NO. 2, as Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1.      The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from June 7, 1999 until January 7, 2000.

     2.      The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     3.      Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, Pres.
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Office

CURCI-TURNER COMPANY A California General Partnership
By:	/s/ Jon Curci
John Curci, Trustee of the
Curci Revocable Trust No. 2 Its General Partner

AMENDMENT NO. TWO (2) TO PROMISSORY NOTE

     This Amendment No. Two (2) to Promissory Note (the “Second Amendment”) is entered into and is to be effective this 7th day of January, 2000 with respect to the Promissory Note in favor of John Curci, Trustee of the Curci Revocable Trust No. 2, (the “Holder”) in the original principal amount of $462,330.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and is based upon the following facts:

RECITALS

     A.      On June 7, 1996, CALPROP CORPORATION, a California Corporation, executed the Promissory Note in the principal amount of $462,330.00 at Los Angeles, California in favor of John Curci, Trustee of the Curci Revocable Trust No. 2. A copy of the Promissory Note is attached hereto and marked Exhibit “A”;

     B.      On June 7, 1999, Maker and Holder executed Amendment No. One (1) to Promissory Note which extended the Maturity Date of then Promissory Note from June 7, 1999 until January 7, 2000.

     C.      Effective January 1, 2000, Holder assigned Its interest in the Promissory Note to Curci Investments, LLC, a California Limited Liability Company.

     D.      The parties hereto now wish to amend the Promissory Note to provide for an additional extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI INVESTMENTS, LLC, a California Limited Liability Company, as Successor Holder of the Promissory Note, hereby agree to amend the Promissory Note In only the following respects:

     1.      The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from January 7, 2000 until December 31, 2001.

     2.      The parties hereby adopt the facts as set forth in the Recitals as the basis for and In consideration of the entering into this Amendment.

     3.      Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, Pres.
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Office

CURCI INVESTMENTS, LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, It’s Manager

AMENDMENT NO. THREE (3) TO PROMISSORY NOTE

     This Amendment No. Three (3) to Promissory Note (the “Third Amendment”) is entered into and is to be effective this 1st day of January, 2002 with respect to the Promissory Note in favor of John Curci, Trustee of the Curci Revocable Trust No. 2, (the “Holder”) in the original principal amount of $462,330.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and is based upon the following facts:

RECITALS

     A.      On June 7, 1996, CALPROP CORPORATION, a California Corporation, executed the Promissory Note in the principal amount of $462,330.00 at Los Angeles, California in favor of John Curci, Trustee of the Curci Revocable Trust No. 2. A copy of the Promissory Note is attached hereto and marked Exhibit “A”;

     B.      On June 7, 1999, Maker and Holder executed Amendment No. One (1) to Promissory Note which extended the Maturity Date of then Promissory Note from June 7, 1999 until January 7, 2000.

     C.      Effective January 1, 2000, Holder assigned its interest in the Promissory Note to Curci Investments, LLC, a California Limited Liability Company.

     D.      On January 7, 2001, Maker and Holder executed Amendment No. Two (2) to Promissory Note which extended the Maturity Date of then Promissory Note from January 7, 2000 until December 31, 2001.

     E.      The parties hereto now wish to amend the Promissory Note to provide for an additional extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI INVESTMENTS, LLC, a California Limited Liability Company, as Successor Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1.      The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from December 31, 2001 until December 31, 2002.

     2.      The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     3.      Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Ronald S. Petch, President
Ronald S. Petch, President

By:	/s/ Mark F. Spiro, CFO
Mark F. Spiro, Chief Financial Office

CURCI INVESTMENTS, LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Its Manager

AMENDMENT NO. FOUR (4) TO PROMISSORY NOTE

     This Amendment No. Four (4) to Promissory Note (the “Fourth Amendment”) is entered into and is to be effective this 17th day of June, 2004 with respect to the Promissory Note in favor of John Curci, Trustee of the Curci Revocable Trust No. 2, (the “Holder) in the original principal amount of $462,330.00 executed by CALPROP CORPORATION, a California Corporation, (the Promissory Note”) and is based upon the following facts:

RECITALS

     A.      On June 7, 1996, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note In the principal amount of $462,3300.00 at Los Angeles, California in favor of John Curci, Trustee of the Curci Revocable Trust No. 2. A copy of the Promissory Note is attached hereto and marked Exhibit “A.”

     B.      One June 7, 1999, Maker and Holder executed Amendment No. One (1) to Promissory Note which extended the Maturity date of then Promissory Note from June 7, 1999 to January 7, 2000.

     C.      Effective January 1, 2000, Holder assigned its interest in the Promissory Note to Curci Investments, LLC, a California Limited Liability Company.

     D.      On January 1, 2001, the Maker and Holder executed Amendment No. Two (2) to the Promissory Note to extend the Maturity date from January 7, 2000 until December 31, 2001.

     E.      On January 1, 2002, the Maker and Holder executed Amendment No. Two (2) to the Promissory Note to extend the Maturity date from December 31, 2001 until December 31, 2002.

     F.      The parties hereto now wish to amend the Promissory Note to provide for a further extension of the Maturity Date.

     NOW, THEREFORE, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI INVESTMENTS, LLC., a California Limited Liability Company,

as Successor Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

     1.      The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from December 31, 2002 until December 31, 2004.

     2.      The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment.

     3.      Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in full force and effect.

CALPROP CORPORATION A California Corporation
By:	/s/ Mark F. Spiro, CFO
Mark Spiro, Chief Financial Officer

CURCI-TURNER COMPANY, LLC A California Limited Liability Company
By:	/s/ John Curci
John Curci, Manager

AMENDMENT NO. FIVE (5) TO PROMISSORY NOTE

     This Amendment No. Five (5) to Promissory Note (the “Fifth Amendment”) is entered into and is to be effective this 31’s day of December, 2004 with respect to the Promissory Note in favor of John Curci, Trustee of the Curci Revocable Trust No. 2, (the “Holder”) in the original principal amount of $462,330.00 executed by CALPROP CORPORATION, a California Corporation, (the “Promissory Note”) and is based upon the following facts:

RECITALS

A) On June 7, 1996, CALPROP CORPORATION, a California Corporation, as Maker, executed the Promissory Note in the principal amount of $462,330.00 at Los Angeles, California in favor of John Curci, Trustee of the Curci revocable Trust No. 2. A copy of the Promissory Note is attached hereto and marked Exhibit “A.”

B) On June 7, 1999, Maker and Holder executed Amendment No. One (1) to Promissory Note which extended the Maturity date of the Promissory Note from June 7, 1999 to January 7, 2000.

C) Effective January 1, 2000, Holder assigned its interest in the Promissory Note to Curci Investments, LLC, a California Limited Liability Company.

D) On January 1, 2001, the Maker and Holder executed Amendment No. Two (2) to the Promissory Note to extend the Maturity date from January 7, 2000 until December 31, 2001.

E) On January 1, 2002, the Maker and Holder executed Amendment No. Three (3) to the Promissory Note to extend the Maturity date from December 31, 2001 until December 31, 2002.

F) On June 17, 2004, the Maker and Holder executed Amendment No. Four (4) to the Promissory Note to extend the Maturity date from December 31, 2002 to December 31, 2004.

The parties hereto now wish to amend the Promissory Note to provide for a further extension of the Maturity Date. Now, therefore, in consideration of the promises contained herein, additional to those already made, CALPROP CORPORATION, a California Corporation, as Maker of the Promissory Note and CURCI INVESTMENTS, LLC, a California Limited Liability Company, as Successor Holder of the Promissory Note, hereby agree to amend the Promissory Note in only the following respects:

1) The Maturity Date of the outstanding principal balance and accrued interest due on the Promissory Note is hereby extended from December 31, 2004 to December 31, 2005.

2) The parties hereby adopt the facts as set forth in the Recitals as the basis for and in consideration of the entering into this Amendment

3) Except as amended herein, all other terms and conditions of the Promissory Note shall remain unchanged and in fall force and effect.

CALPROP CORPORATION A California Corporation
By	/s/ Henry E. Nierodzik

CURCI INVESTMENTS, LLC California Limited Liability Company
By:	/s/ John Curci
John L. Curci, Manager